UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2006

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-658-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Approval of 2006 Compensation for Non-Employee Directors

On January 27, 2006, the Corporate Governance and Nominating Committee of the Board of Directors of Charles River Laboratories International, Inc. (the "Company") voted to continue the current compensation program for the Company’s non-employee directors. Pursuant to this program, each non-employee director is to receive an annual cash retainer of $50,000 for 2006. The Lead Independent Director is to receive an additional annual fee of $20,000. The Chairman of the Audit Committee is to receive an additional annual fee of $15,000. The Chairman of the Compensation Committee is to receive an additional annual fee of $10,000. Each non-employee director will also receive $1,000 for each committee meeting attended in person, and $500 for each telephonic committee meeting attended (subject to the discretion of the committee chair).

Also, on the third business day following the Company’s earnings release for the fourth quarter of 2005 and fiscal year 2005, each non-employee director is to receive an option to purchase 12,000 shares of the Company’s common stock. These options, which will have a five-year term and vest one year from the date of grant, will be made pursuant to the Company’s 2000 Incentive Plan.

The cash and equity compensation amounts for non-employee directors in 2006 is unchanged from 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

January 31, 2006	By:	Jody Acford

Name: Jody Acford
Title: Corporate Senior Vice President, General Counsel and Corporate Secretary